EXHIBIT 99.2
SOLAR3D, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Solar3D, Inc. (the “Company”) and MD Energy, LLC (MDE) after entering into an agreement on November 3, 2014, as amended on January 7, 2015 and on February 28, 2015, giving effect to the Company’s acquisition of MDE which was consummated on March 2, 2015. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet and the statement of operations for the year ended December 31, 2014 are presented as if the acquisition of MDE had occurred on January 1, 2014 and were carried forward through the period presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of MDE as of the date of acquisition.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the MDE acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

 The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed consolidated financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company and MDE included in the annual report on form 10K for the year ended December 31, 2014 and contained elsewhere in this Form 8-K/A.

SOLAR3D, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2014

			ProForma
			Adjustments		ProForma
	SOLAR3D	MDE	(Unaudited)		(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$414,123	$402,890	$(850,000)		$(32,987)
Accounts receivable	2,023,497	-	-		2,023,497
Contracts receivable	-	968,734	-		968,734
Inventory	22,947	-	-		22,947
Costs and estimated earnings in excess of billings	1,276,677	249,867	-		1,526,544
Prepaid expense	280,996	-	-		280,996
Other receivable	-	28,614	-		28,614
TOTAL CURRENT ASSETS	4,018,240	1,650,105	(850,000)		4,818,345

PROPERTY & EQUIPMENT, at cost	84,208	75,763	-		159,971

OTHER ASSETS
Security deposit	19,500	-	-		19,500
Goodwill	2,599,268	-	2,328,453	(A)	4,927,721
TOTAL OTHER ASSETS	2,618,768	-	2,328,453		4,947,221

TOTAL ASSETS	$6,721,216	$1,725,868	$1,478,453		$9,925,537

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,970,948	$463,103	$-		2,434,051
Billings in excess of costs and estimated earnings	891,633	14,758	-		906,391
Customer deposits	51,613	-	-		51,613
Other liabilities	-	16,885	-		16,885
Derivative liability	68,521	-	-		68,521
Convertible promissory note, net of beneficial conversion feature of $234,042	890,958	-	-		890,958
Convertible promissory note payable, net of discount $627	887,373	-	2,650,000	(C)	3,537,373
TOTAL CURRENT LIABILITIES	4,761,046	494,746	2,650,000		7,905,792

LONG TERM LIABILITIES
Notes payable, net of current portion	-	59,575	-		59,575

SHAREHOLDERS' EQUITY
Common stock, $.001 par value; 1,000,000,000 authorized shares; 356,269,069 shares issued and outstanding	14,016	-	-		14,016
Additional paid in capital	42,765,589	-	-		42,765,589
Members' Equity	-	1,171,547	(1,171,547)	(B)	-
Accumulated deficit	(40,819,435)	-	-		(40,819,435)
TOTAL SHAREHOLDERS' EQUITY	1,960,170	1,171,547	(1,171,547)		1,960,170

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,721,216	$1,725,868	$1,478,453		$9,925,537

See notes to unaudited pro forma condensed combined financial information.

SOLAR3D, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

			ProForma
			Adjustments		ProForma
	SOLAR3D	MDE	(Unaudited)		(Unaudited)

REVENUE	$20,189,555	$7,179,274	$-		$27,368,829
COST OF REVENUES	14,578,480	5,645,356	-		20,223,836
GROSS PROFIT	5,611,075	1,533,918	-		7,144,993

OPERATING EXPENSES
Selling and marketing expense	1,574,999	-	-		1,574,999
General and administrative expenses	3,602,252	729,223	-		4,331,475
Research and development	112,518	-	-		112,518
Depreciation and amortization expense	10,234	8,955	-		19,189

TOTAL OPERATING EXPENSES	5,300,003	738,178	-		6,038,181

LOSS FROM OPERATIONS	311,072	795,740	-		1,106,812

OTHER INCOME/(EXPENSES)
Interest income	-	7,267	-		7,267
Gain/(loss) on change in derivative liability	(20,770,490)	-	-		(20,770,490)
Gain/(Loss) on settlement of debt	(186,636)	-	-		(186,636)
Other expense	(33,087)	-	-		-
State franchise taxes	-	(800)	-		(800)
Interest expense	(4,193,187)	-	(104,000)	(D)	(4,297,187)

TOTAL OTHER INCOME/(EXPENSES)	(25,183,400)	6,467	(104,000)		(25,280,933)

NET LOSS	$(24,872,328)	$802,207	$(104,000)		$(24,174,121)

BASIC AND DILUTED LOSS PER SHARE	$(0.09)	$-	$-		$(0.08)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	284,426,783	-	-		284,426,783

See notes to unaudited pro forma condensed combined financial information.

SOLAR3D
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed statements of operations for the year ended December 31, 2014, are based on the historical financial statements of Solar3D, Inc. (the ”Company”) and MD Energy, LLC (MDE) after giving effect to the Company’s  acquisition that was consummated on March 2, 2015 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.  In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to MDE’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the MDE acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company and MDE included in the annual report on form 10K for the year ended December 31, 2014 and contained elsewhere in this Form 8-K/A.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, MDE’s historical financial statements for the year ended December 31, 2014, have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform MDE’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for year ended December 31, 2014 are presented as if the acquisition of MDE had occurred on January 1, 2014 and were carried forward through each of the period presented.

Reclassifications

The Company reclassified certain accounts in the presentation of MDE’s historical financial statements in order to conform to the Company’s presentation.

2. ACQUISITION OF MD ENERGY, LLC

On March 2, 2015, the Company acquired 100% of the tangible and intangible assets of MD Energy, LLC (MDE) in a transaction accounted for under ASC 805, for cash in the amount of $850,000, and a convertible promissory note for $2,650,000. MDE designs, arranges financing, monitors and maintains solar systems, but outsources the physical construction of the systems. The acquisition is designed to enhance our services for solar technology. MDE is now a wholly-owned subsidiary of the Company.

2. ACQUISITION OF MD ENERGY, LLC (Continued)

Under the purchase method of accounting, the transactions will be valued for accounting purposes at $3,500,000, which will be the estimated fair value of the Company at date of acquisition. The assets and liabilities of MDE will be recorded at their respective fair values as of the date of acquisition, and the following table summarizes these values.

Purchase Price Allocation
December 31,
2014
Assets acquired

Current Assets
Cash	$402,890
Contract Receivables	968,734
Costs and Estimated Earnings in Excess of Billings	249,867
Other assets	28,614
Total Current Assets	1,650,105

Tangible Assets subject to depreciation
Machinery and Equipment, net of depreciation	75,763

Other Assets
Goodwill	2,328,453

Total assets acquired	$4,054,321

Liabilities assumed

Accounts Payable and Accrued Expenses	$463,103
Billings in Excess of Costs and Estimated Earnings	14,758
Other Liabilities	76,460
Total liabilities acquired	554,321

Net assets acquired	$3,500,000

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(A) To record the preliminary estimate of goodwill for the Company’s acquisition of MDE. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed.

(B) To eliminate MDE’s historical members interest.

(C) Record the purchase of 100% of MDE’s member interest through the cash payment of $850,000, and issuance of the convertible promissory note for $2,650,000.

(D) To record estimated interest expense related to the convertible promissory note of $2,650,000.